                                                                  Exhibit 9.2
                             TSW VOTING AGREEMENT


          This Voting Agreement (this "VOTING AGREEMENT") is made and entered into as of June 5, 1997 (the "EFFECTIVE DATE") among The Indus Group, Inc., a California corporation ("INDUS"), Newco Group, Inc., a Delaware corporation ("NEWCO"), Warburg, Pincus Investors, L.P. ("WARBURG"), John W. Blend, III and John R. Oltman (together with Warburg, the "SHAREHOLDERS").

                                   RECITALS
                                   --------

          A. This Voting Agreement is entered into pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of June 5, 1997, as such may be amended (the "PLAN") entered into by and among INDUS, Newco and TSW International, Inc., a Georgia corporation ("TSW"). The Plan provides for the formation of a Georgia corporation ("SUB"), a wholly owned subsidiary of Newco, and the statutory merger of Sub with and into TSW (the "TSW MERGER"), all pursuant to the terms and conditions of the Plan and the Agreement of Merger to be entered into between Sub and TSW in the form attached to the Plan (the "AGREEMENT OF MERGER"). The Plan and the Agreement of Merger are collectively referred to herein as the "MERGER AGREEMENTS." Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan.

          B. The Merger Agreements provide for the conversion of all of the issued and outstanding stock of TSW at the Effective Time into shares of Newco Common Stock, all as more particularly set forth in the Plan.

          C. As a condition to the willingness of INDUS to enter into the Plan, INDUS has required that Shareholders agree, and in order to induce INDUS to enter into the Plan the Shareholders have agreed, to enter into this Voting Agreement.

          NOW, THEREFORE, the parties hereto hereby agree as follows:


                    SECTION 1. VOTING OF TSW SECURITIES

          1.1  TSW Securities.  Each Shareholder's signature page attached
               --------------
hereto sets forth all shares of TSW capital stock and any other securities of TSW owned by each Shareholder, including all securities of TSW as to which each Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of TSW granted to or held by each Shareholder (such shares of TSW capital stock, other securities of TSW and rights, options and warrants to acquire shares of TSW capital stock and other securities of TSW are hereinafter collectively referred to as "TSW STOCK"). As used herein, the term "NEW TSW SECURITIES" means, collectively, any and all shares of TSW capital stock, other securities of TSW and rights, options and warrants to acquire shares of TSW capital stock and other securities of TSW that each Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Voting Agreement and prior to the Expiration Date (as defined below). All New TSW Securities will be subject to the terms of this Voting Agreement to the same extent and in the same manner as if they were TSW Securities. The TSW Stock and the New TSW Securities shall be collectively referred to herein as the "TSW SECURITIES". As used herein, the term "EXPIRATION DATE" means the earliest to occur of (i) the Effective Time, or (ii) such time as the Plan may be terminated in accordance with its terms.

          1.2  Voting Agreement.  Each Shareholder hereby agrees with INDUS and
               ----------------
Newco that, prior to the Expiration Date, at any meeting of the shareholders of TSW, however called, and in any written action by consent of shareholders of TSW, unless otherwise directed in writing by INDUS, each Shareholder shall vote the TSW Securities:

            (i) for approval of the Plan, the Agreement of Merger, and the transactions contemplated thereby, including the TSW Merger, and for approval of any action required in furtherance hereof and thereof;

            (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of TSW in the Plan; and

            (iii) against the following actions (other than those actions that relate to the TSW Merger and the transactions contemplated by the Plan):
     (A) any merger, consolidation or other business combination involving TSW or any subsidiary of TSW with any party other than Newco, INDUS or their respective affiliates; (B) any sale, lease or transfer of more than a significant part of the assets of TSW or any subsidiary of TSW to any party other than Newco, INDUS or their respective affiliates (except in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of TSW or any subsidiary of TSW; (D) any change in a majority of the board of directors of TSW; (E) any amendment to the Articles of Incorporation of TSW; (F) any material change in the capitalization of TSW or TSW's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the TSW Merger or any of the other trans actions contemplated by the Plan or this Voting Agreement.

          Prior to the Expiration Date, each Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)" or "(iii)" of the preceding sentence.

          1.3  Proxy:  Further Assurances.
               --------------------------

          (i) Contemporaneously with the execution of this Voting Agreement, each Shareholder shall deliver to TSW a proxy in the form attached hereto as Attachment 1, which shall be irrevocable to the fullest extent
          ------------
permitted by law, with respect to the INDUS Securities (the "PROXY").

          (ii) Each Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in TSW the power to carry out and give effect to the provisions of this Voting Agreement.

                    SECTION 2. WAIVER OF APPRAISAL RIGHTS

          Each Shareholder hereby waives any rights of appraisal and any dissenters' rights that such Shareholder may have in connection with the TSW Merger and further specifically waives any rights to receive material required by the Georgia Business Combination Code (the "GBCC") to be sent to such Shareholder in a notice of the meeting of TSW shareholders held with respect to the TSW Merger, including notice of any applicable dissenter's rights as provided in Sections 14-2-1320 and 14-2-1322 of the GBCC.


                          SECTION 3. NO SOLICITATION

          Each Shareholder covenants and agrees with INDUS and Newco that, during the period commencing on the date of this Voting Agreement and ending on the Effective Date, each Shareholder shall not, directly or indirectly, (i) solicit or initiate discussions or engage in negotiations with any person other than INDUS and Newco or take any action intended, designed or reasonably likely to facilitate the efforts of any person, other than INDUS and Newco, relating to the possible acquisition of TSW or any TSW Subsidiary (whether by way of merger, purchase of its capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets ("ACQUISITION PROPOSAL"), (ii) furnish any nonpublic information regarding TSW to any person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal;
(iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any contract contemplating or otherwise relating to any Acquisition Proposal. Each Shareholder shall immediately cease any existing discussions with any persons other than INDUS and Newco that relate to any Acquisition Proposal.


          SECTION 4. OBLIGATIONS AS A DIRECTOR AND/OR OFFICER OF TSW

          If at any time prior to the Expiration Date any Shareholder or a representative of any Shareholder is a member of the Board of Directors of TSW ("DIRECTOR") or an officer of TSW, nothing in this Agreement shall limit or restrict the Director or officer in acting in his or its capacity as a Director or officer, as the case may be, of TSW and in the exercise of his or its fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to such Shareholder solely in his or its capacity as a shareholder and shall not apply to the Director's or officer's actions, judgments or decisions as a Director or officer of TSW.


             SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS
                OF SHAREHOLDERS

          5.1  Representations, Warranties and Covenants of Shareholders.  Each
               ---------------------------------------------------------
Shareholder represents, warrants and covenants as follows:

          (a)  Authority.  Shareholder has full power and authority to enter
               ---------
into, execute, deliver and perform Shareholder's obligations under this Voting Agreement and to make the representations, warranties and covenants herein contained.

          (b)  TSW Securities Owned.  Except as otherwise disclosed in the TSW
               --------------------
Disclosure Letter, at the date hereof, all the TSW Stock owned by Shareholder are, and at all times until and through the Expiration Date all the TSW Securities owned by Shareholder will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

          (c)  Transfer Restrictions on TSW Securities.  Shareholder agrees with
               ---------------------------------------
INDUS not to sell, transfer, encumber or dispose of, or offer to sell, transfer, encumber or dispose of (a "TRANSFER") any TSW Securities (other than to a party that agrees in writing to be bound by the terms hereof (provided such Transfer is not restricted by the Affiliate Agreement, dated the date hereof among Shareholder and INDUS, Newco and TSW)) until the date on which the TSW Shareholder Approval is granted.

          (d)  Further Assurances.  Shareholder agrees to execute and deliver
               ------------------
any additional documents reasonably necessary or desirable, in the opinion of TSW or INDUS, to carry out the purposes and intent of this Voting Agreement.

                           SECTION 6. MISCELLANEOUS

          6.1  Notices.  Any notice or other communication required or permitted
               -------
to be given under this Voting Agreement will be in writing, will be delivered personally, by telecopier (with a hard copy also mailed), or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, one business day after transmission by telecopier with confirmation of receipt, or three (3) days after deposit in the mails, if mailed, to the following addresses:

            (i)  If to INDUS or to Newco:

                      THE INDUS GROUP, Inc.
                      60 Spear Street
                      San Francisco, California  94105
                      Attention:  Chief Executive Officer
                      Telecopier:  (415) 904-5050

                 With a copy to:

                      Wilson, Sonsini, Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, CA  94304
                      Attention:  Henry T. Massey, Jr., Esq.
                      Telecopier:  (415) 493-6811

            (ii) If to a Shareholder: To the address for notice for such Shareholder set forth on the relevant signature page attached hereto,


                 With copies to:

                      Wachtell, Lipton, Rosen & Katz
                      51 West 52nd Street
                      New York, New York  10019
                      Attention:  Andrew R. Brownstein, Esq.
                      Telecopier:  (212) 403-2000

                 and

                      Troutman Sanders LLP
                      NationsBank Plaza
                      600 Peachtree Street, N.E.
                      Suite 5200
                      Atlanta, Georgia  30308-2216
                      Attention:  Robert W. Grout, Esq.
                      Telecopier (404) 885-3900

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 6.1.

          6.2  Termination.  This Voting Agreement shall be terminated and shall
               -----------
be of no further force and effect upon the Expiration Date.

          6.3  Counterparts.  This Voting Agreement may be executed in any
               ------------
number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

          6.4  Assignment:  Binding Upon Successors and Assigns.  Neither party
               ------------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Voting Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          6.5  Waiver and Amendment.  The waiver by a party of any breach hereof
               --------------------
or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Voting Agreement may be amended by the parties hereto upon the execution and delivery of a written agreement executed by the parties hereto.

          6.6  Governing Law.  This Voting Agreement shall be governed by the
               -------------
laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such county.

          6.7  Severability.  If any term, provision, covenant or restriction of
               ------------
this Voting Agreement (or of the Plan) is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement (or of the Plan, as the case may be) will remain in full force and effect and will in no way be effected, impaired or invalidated. The parties further agree to replace such invalid or unenforceable term with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

          6.8  Construction of Agreement.  This Voting Agreement has been
               -------------------------
negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Voting Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Voting Agreement which will be considered as a whole.

          6.9  Attorneys' Fees.  Should suit be brought to enforce or interpret
               ---------------
any part of this Voting Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

          6.10 Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that INDUS and Newco will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholders set forth herein. Therefore it is agreed that, in addition to any other remedies that may be available to INDUS upon any such violation, INDUS shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to INDUS at law or in equity.

          6.11 Partnership.  Newco and INDUS agree that if a Shareholder is a
               -----------
limited partnership, such Shareholder's general and limited partners shall in no event be liable for any obligations or liabilities of such Shareholder under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first set forth above.


THE INDUS GROUP INC.                NEWCO CORPORATION,
a California corporation            a Delaware corporation


By:____________________________     By:________________________________

Name:__________________________     Name:______________________________

Title:_________________________     Title:_____________________________



                    [SIGNATURE PAGE TO TSW VOTING AGREEMENT]
                      [Signatures of Shareholders Follow]

Shareholder's Address for Notice:  ______

                                           -----------------------------

                                           -----------------------------


Name of class and series and
number of shares of TSW
capital stock beneficially
owned by the undersigned:          ______

                                           -----------------------------

                                           -----------------------------

                                           -----------------------------


Number of options, warrants
or other convertible securities
convertible into TSW
capital stock beneficially
owned by the undersigned:          ______



SIGNATURE:

WARBURG, PINCUS INVESTORS, L.P.

By:  Warburg, Pincus & Co.
     General Partner

By:___________________________________
     Partner

Shareholder's Address for Notice:  ______

                                           -----------------------------

                                           -----------------------------


Name of class and series and
number of shares of TSW
capital stock beneficially
owned by the undersigned:          ______

                                           -----------------------------

                                           -----------------------------

                                           -----------------------------



Number of options, warrants
or other convertible securities
convertible into TSW
capital stock beneficially
owned by the undersigned:          ______



SIGNATURE: ____________________________
                 Print Name:

Shareholder's Address for Notice:  ______

                                           -----------------------------

                                           -----------------------------


Name of class and series and
number of shares of TSW
capital stock beneficially
owned by the undersigned:          ______

                                           -----------------------------

                                           -----------------------------

                                           -----------------------------


Number of options, warrants
or other convertible securities
convertible into TSW
capital stock beneficially
owned by the undersigned:          ______



SIGNATURE: ____________________________
                 Print Name:

                                 ATTACHMENT 1

                               IRREVOCABLE PROXY


     The undersigned shareholder of TSW International, Inc., a Georgia corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes _______________ and THE INDUS GROUP, Inc., a California corporation ("INDUS"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof until such time as this Proxy terminates in accordance with its terms. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

          This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between INDUS, Newco Group, Inc. and the undersigned (the "Voting Agreement"), and is granted in consideration of INDUS entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among TSW, Newco and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Reorganization Agreement.

          The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur (the "Expiration Date") of (i) the valid termination of the Reorganization Agreement or (ii) the Effective Time (as defined in the Reorganization Agreement), at any meeting of the shareholders of the Company, however called, or in any written action by consent of shareholders of the Company:

          (i) for the approval of the Merger Agreements, and the transactions contemplated thereby, including the TSW Merger, and for the approval of any action required in furtherance hereof and thereof.

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan of Reorganization; and

          (iii) against the following actions (other than those actions that relate to the TSW Merger and the transactions contemplated by the Plan of Reorganization): (A) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company with any party other than Newco, INDUS or their respective affiliates; (B) any sale, lease or transfer of more than any significant part of the assets of the Company or any subsidiary of the Company to any party other than Newco, INDUS or their respective affiliates (except in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company Articles of Incorporation; (F) any material change in the capitalization of the Company or the Company's corporate structure except as contemplated by the Reorganization Agreement; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the TSW Merger or any of the other transactions contemplated by the Reorganization Agreement or the Voting Agreement.

          Prior to the Expiration Date, at any meeting of the shareholders of the Company, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares in their discretion with respect to (i) any Acquisition Proposal (as such term is defined in the Voting Agreement) and any related transaction or agreement and (ii) any action which is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Proposal.

          The undersigned shareholder may vote the Shares on all other matters. This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

          Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

          This proxy shall terminate upon the Expiration Date.


Dated:____________________


                                                      --------------------------
                                                      Name:_____________________

Name of class and series and
number of shares of TSW
capital stock represented
hereby:
                                           -----------------------------

                                           -----------------------------

                                           -----------------------------

                                           -----------------------------